Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2025

Continued progress with acquisitions and stock buy-back;

Well positioned with low leverage and acquisition and organic growth drivers

RENTON, WA November 10, 2025 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three months ended September 30, 2025.

Financial Highlights – Three Months Ended September 30, 2025

•
Revenues of $226.7 million for the three months ended September 30, 2025, up $23.1 million or 11.3%, compared to revenues of $203.6 million for the comparable prior year period.
•
Gross profit of $57.1 million for the three months ended September 30, 2025, up $3.0 million or 5.5%, compared to gross profit of $54.1 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $59.5 million for the three months ended September 30, 2025, up $1.9 million or 3.3%, compared to adjusted gross profit of $57.6 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $1.3 million, or $0.03 per basic and fully diluted share for the three months ended September 30, 2025, compared to $3.4 million, or $0.07 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $4.5 million, or $0.09 per basic and fully diluted share for the three months ended September 30, 2025, down $3.4 million or 43.0%, compared to adjusted net income of $7.9 million, or $0.17 per basic and $0.16 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excludes costs unrelated to our core operations. Normalizing these results to exclude an unusual and one-time $1.3 million bad debt expense related to the bankruptcy of First Brands (the “$1.3 million First Brands adjustment”), adjusted net income would have been $5.5 million for the three months ended September 30, 2025.
•
Adjusted EBITDA, a non-GAAP financial measure, of $6.8 million for the three months ended September 30, 2025, down $2.7 million or 28.4%, compared to adjusted EBITDA of $9.5 million for the comparable prior year period. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted EBITDA would have been $8.1 million for the three months ended September 30, 2025.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, of 11.4% or 500 basis points, for the three months ended September 30, 2025, compared to adjusted EBITDA margin of 16.4% for the comparable prior year period. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted EBITDA margin would have been 13.7% for the three months ended September 30, 2025.

Acquisition Recap

Effective September 1, 2025, the Company acquired an 80% ownership interest in Weport, S.A. de C.V. (“Weport”), a Mexico-based, privately held company that provides a full range of global transportation and logistics solutions tailored to the needs, specifications, and regulations for a variety of industries and clients from around the world.

The Company structured this transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the achievement of certain integration milestones and the future performance of the acquired operations.

Stock Buy-Back

We purchased 139,992 shares of our common stock at an average cost of $5.96 per share for an aggregate cost of $0.8 million during the three months ended September 30, 2025.

As of September 30, 2025, the Company had 47,207,846 shares outstanding.

Under the terms of our outstanding Rule 10b5-1 Repurchase Plan, we have purchased an additional 341,466 shares of Common Stock subsequent to September 30, 2025 and through November 7, 2025 for a total cost of $2.0 million inclusive of transaction costs.

CEO Bohn Crain Comments on Results

Notwithstanding the difficult freight environment, we delivered another quarter of solid financial results generating $6.8 million in adjusted EBITDA for our fiscal quarter year ended September 30, 2025,” said Bohn Crain, Founder and CEO of Radiant Logistics. “Excluding the impact of an unusual and one-time $1.3 million bad debt expense related to First Brands bankruptcy, adjusted EBITDA would have been $8.1 million. And while much of the growth in our transportation revenues from the quarter came through our acquisition efforts, we are seeing interesting organic growth opportunities in connection with our contract logistics, customs services and emerging technology services offerings. We are early in our journey, but we are particularly excited about the prospects of Navegate, our proprietary global trade management and collaboration platform. Navegate represents a meaningful differentiator for us in the marketplace and supports both domestic and international shipments by aggregating and organizing supply-chain data to deliver enhanced visibility, automation and faster decision making. With streamlined deployment measured in weeks – not months or years – our customers can quickly reduce costs, optimize routing and improve buying and routing decisions. We believe this speed to market and ease of deployment represent a clear competitive advantage and that Navegate will serve as a meaningful catalyst for organic growth as we introduce the technology to our current and prospective customers in coming quarters.

Mr. Crain continued, “As previously discussed, we believe our durable business model, diverse service offering, disciplined approach to capital allocation and low leverage continues to serve us well. We remain virtually debt free (net debt of approximately $2.0 million as of September 30, 2025) relative to our $200.0 million credit facility and on track with our continued efforts to deliver profitable growth through a combination of organic and acquisition initiatives, while thoughtfully re-levering our balance sheet through a combination of strategic operating partner conversions, synergistic tuck-in acquisitions, and stock buy-backs. In this regard, in September we achieved a significant milestone with our acquisition of Mexico-based, Weport. Mexico is an important market for us and in addition to supporting Radiant’s legacy and prospective customers across Mexico. And with respect to our stock buy-back program, we acquired $0.8 million of our stock through the three months ended September 30, 2025, and another $2.0 million of our stock subsequent to September 30, 2025 and through November 7, 2025. Looking ahead, we expect to continue to our balanced approach to capital allocation through a combination of agent station conversions, synergistic tuck‑in acquisitions, and stock buy‑backs while at the same time looking to invest in incremental sales resources with attention given to our deployment of the Navegate technology.”

First Fiscal Quarter Ended September 30, 2025 – Financial Results

For the three months ended September 30, 2025, Radiant reported net income attributable to Radiant Logistics, Inc. of $1.3 million on $226.7 million of revenues, or $0.03 per basic and fully diluted share. For the three months ended September 30, 2024, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.4 million on $203.6 million of revenues, or $0.07 per basic and fully diluted share.

For the three months ended September 30, 2025, Radiant reported adjusted net income, a non-GAAP financial measure, of $4.5 million, or $0.09 per basic and fully diluted share. For the three months ended September 30, 2024, Radiant reported adjusted net income of $7.9 million, or $0.17 per basic and $0.16 per fully diluted share. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted net income would have been $5.5 million for the three months ended September 30, 2025.

For the three months ended September 30, 2025, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $6.8 million, compared to $9.5 million for the comparable prior year period. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted EBITDA margin would have been 13.7% for the three months ended September 30, 2025.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, November 10, 2025 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, November 10, 2025 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 682387)
REPLAY	November 11, 2025 at 9:30 AM Eastern to November 24, 2025 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 53201)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster5.com/Webcast/Page/2191/53201

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This press release contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from prior or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our prior inability to remediate a material weakness in our internal control over financial reporting, and the further risks that may arise should we be unable to maintain an effective system of disclosure controls and internal control over financial reporting in the future; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2025	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,106	$22,942
Accounts receivable, net of allowance of $3,526 and $2,128, respectively	148,002	134,911
Contract assets	5,749	6,904
Income tax receivable	3,010	2,194
Prepaid expenses and other current assets	10,403	12,299
Total current assets	195,270	179,250

Property, technology, and equipment, net	22,773	23,489

Goodwill	120,749	117,637
Intangible assets, net	49,878	49,123
Operating lease right-of-use assets	54,550	55,066
Deposits and other assets	2,109	2,209
Total other long-term assets	227,286	224,035
Total assets	$445,329	$426,774

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$79,979	$74,411
Operating partner commissions payable	11,328	10,541
Accrued expenses	9,952	10,637
Current portion of operating lease liabilities	12,916	12,741
Current portion of finance lease liabilities	272	282
Current portion of contingent consideration	6,200	6,050
Other current liabilities	750	483
Total current liabilities	121,397	115,145

Notes payable	30,000	20,000
Operating lease liabilities, net of current portion	48,087	49,245
Finance lease liabilities, net of current portion	909	969
Contingent consideration, net of current portion	15,350	13,300
Deferred tax liabilities	2,216	1,782
Other long-term liabilities	210	248
Total long-term liabilities	96,772	85,544
Total liabilities	218,169	200,689

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,528,861 and 52,324,201 shares issued, and 47,207,846 and 47,143,178 shares outstanding, respectively	34	34
Additional paid-in capital	110,767	110,588
Treasury stock, at cost, 5,321,015 and 5,181,023 shares, respectively	(32,798)	(31,964)
Retained earnings	151,862	150,569
Accumulated other comprehensive loss	(4,173)	(3,211)
Total Radiant Logistics, Inc. stockholders’ equity	225,692	226,016
Noncontrolling interest	1,468	69
Total equity	227,160	226,085
Total liabilities and equity	$445,329	$426,774

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

	Three Months Ended September 30,
(In thousands, except share and per share data)	2025	2024
Revenues	$226,655	$203,565

Operating expenses:
Cost of transportation and other services	167,202	146,011
Operating partner commissions	19,996	18,801
Personnel costs	21,571	19,623
Selling, general and administrative expenses	12,074	10,321
Depreciation and amortization	3,526	4,805
Change in fair value of contingent consideration	200	200
Total operating expenses	224,569	199,761

Income from operations	2,086	3,804

Other income (expense):
Interest income	44	465
Interest expense	(605)	(237)
Foreign currency transaction gain (loss)	4	(62)
Change in fair value of interest rate swap contracts	—	(440)
Other	85	1,039
Total other income (expense)	(472)	765

Income before income taxes	1,614	4,569

Income tax expense	(339)	(1,145)

Net income	1,275	3,424
Net loss (income) attributable to noncontrolling interest	18	(48)

Net income attributable to Radiant Logistics, Inc.	$1,293	$3,376

Other Comprehensive income attributable to Radiant Logistics, Inc.:
Foreign currency translation gain (loss)	(962)	640
Comprehensive loss attributable to noncontrolling interest	13	—

Comprehensive income attributable to Radiant Logistics, Inc.	$326	$4,064

Income per share:
Basic and Diluted	$0.03	$0.07

Weighted average common shares outstanding:
Basic	47,166,166	46,721,238
Diluted	48,738,595	48,585,811

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, costs unrelated to our core operations, and other non-cash charges.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP financial measure of income and does not include the effects of interest, income taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, costs unrelated to our core operations (primarily acquisition and litigation costs), allocation of earnings attributable to noncontrolling interests in subsidiaries, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2025	2024
Revenues	$226,655	$203,565
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(167,202)	(146,011)
Depreciation and amortization	(2,339)	(3,488)
GAAP gross profit	$57,114	$54,066
Depreciation and amortization	2,339	3,488
Adjusted gross profit	$59,453	$57,554

GAAP gross profit percentage	25.2%	26.6%
Adjusted gross profit percentage	26.2%	28.3%

Reconciliation of GAAP net income to adjusted EBITDA	2025	2024
Net income attributable to Radiant Logistics, Inc.	$1,293	$3,376
Income tax expense	339	1,145
Depreciation and amortization (1)	3,526	4,919
Net interest expense	561	(228)
Share-based compensation	424	163
Change in fair value of contingent consideration	200	200
Lease termination costs	108	—
Change in fair value of interest rate swap contracts	—	440
Other (2)	346	(563)

Adjusted EBITDA	6,797	9,452
Adjusted EBITDA as a % of adjusted gross profit (3)	11.4%	16.4%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.
(2)
Other includes costs unrelated to our core operations (primarily acquisition and litigation costs), and other non-cash charges.
(3)
Adjusted gross profit is revenues less the cost of transportation and other services.

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2025	2024
GAAP net income attributable to Radiant Logistics, Inc.	$1,293	$3,376
Adjustments to net income:
Income tax expense	339	1,145
Depreciation and amortization	3,526	4,805
Change in fair value of contingent consideration	200	200
Lease termination costs	108	—
Change in fair value of interest rate swap contracts	—	440
Other	450	475

Adjusted net income before income taxes	5,916	10,441

Provision for income taxes at 24.5%	(1,449)	(2,558)

Adjusted net income	$4,467	$7,883

Adjusted net income per common share:
Basic	$0.09	$0.17
Diluted	$0.09	$0.16

Weighted average common shares outstanding:
Basic	47,166,166	46,721,238
Diluted	48,738,595	48,585,811